EXHIBIT 23
              DELOITTE & TOUCHE, LLP LETTERHEAD




INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of BOATRACS, Inc. on Form SB-2 of our report dated February 20, 1998, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP

/s/ DELOITTE & TOUCHE LLP

San Diego, California
April 29, 1998